Exhibit 10.3

AGREEMENT FOR PURCHASE AND SALE OF LOANS AND UNITS

THIS AGREEMENT FOR PURCHASE AND SALE OF LOANS AND UNITS (“Agreement”) dated as of June 21, 2013, is made by and between Nordkap AG1 (“Nordkap”), NKPacific, LLC, a Delaware Limited Liability Company (“NKPacific”) and Pacific Ethanol, Inc., a Delaware corporation (“Buyer”). Unless otherwise defined in this Agreement, capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

WHEREAS, New PE Holdco LLC, a Delaware limited liability company (the “Company”), issued certain limited liability company interests denominated as “Units” pursuant to the LLC Agreement (as defined below) to certain creditors in connection with the consummation of that certain Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, dated April 16, 2010 (“Plan”), filed with the United States Bankruptcy Court for the District of Delaware by the predecessors in interest to the Company’s direct and indirect wholly-owned subsidiaries;

WHEREAS, pursuant to the Plan, Nordkap was entitled to a distribution of Units, and Nordkap assigned its rights to the Units to NKPacific;

WHEREAS, Nordkap is the sole member and owner of NKPacific;

WHEREAS, in connection with the issuance of the Units, the Company, and various other parties, executed that certain Limited Liability Company Agreement of New PE Holdco LLC dated June 29, 2010 (the “LLC Agreement”);

WHEREAS, Nordkap is a Lender under the Second Amended and Restated Credit Agreement (as amended by the First Amendment to Second Amended and Restated Credit Agreement dated January 4, 2013 and the Second Amendment to Second Amended and Restated Credit Agreement dated March 28, 2013) (the “Credit Amendment”), dated as of October 29, 2012, among Pacific Ethanol Holding Co. LLC (“Pacific Holding”), Pacific Ethanol Madera LLC, Pacific Ethanol Columbia, LLC, Pacific Ethanol Stockton LLC, and Pacific Ethanol Magic Valley, LLC, a Delaware limited liability company (collectively, the “Borrowers”), Pacific Holding, as Borrowers’ Agent, New PE Holdco LLC, as Pledgor, each of the Lenders whose signatures appear on the signature pages thereto (each a “Lender” and collectively, the “Lenders”), Wells Fargo Bank, N.A., as administrative agent for the Lenders, Wells Fargo Bank, N.A., as collateral agent for the Senior Secured Parties and Amarillo National Bank, as accounts bank;

WHEREAS, Nordkap is the holder of a Revolver Loans, Tranche A-1 Term Loans and Tranche A-2 Term Loans (each as defined in the Credit Agreement) under the Credit Agreement in the original principal amount of $1,122,394.40, $801,710.30 and $2,104,984.39, respectively (collectively, the “Loans”); and

1 Nordkap AG was formerly known as Nordkap Bank AG.

1

WHEREAS, NKPacific and Nordkap (collectively, “Sellers”) desire to sell to Buyer, and Buyer desires to purchase from Sellers, (i) 19.7 Units (the “Seller Units”) representing one hundred percent (100%) of the Units held by NKPacific, and (ii) the Loans and all of Nordkap’s other rights, commitments and obligations under the Credit Agreement (the “Assigned Interest”).

NOW, THEREFORE, in consideration of the agreements and mutual covenants and based upon the representations and warranties set forth herein, the parties agree as follows:

1.             Purchase and Sale of Seller Units and Assigned Interest.

(a)               Subject to the terms and conditions of this Agreement, Buyer agrees to purchase, and Sellers agree to sell, convey, assign, transfer and deliver to Buyer on the Closing Date all of the following: (i) the Seller Units (WITHOUT REPRESENTATION, COVENANT OR WARRANTY, EXCEPT AS EXPRESSLY PROVIDED IN SECTION 3 OF THIS AGREEMENT) and (ii) the Assigned Interest (WITHOUT RECOURSE TO SELLERS, AND WITHOUT REPRESENTATION, COVENANT OR WARRANTY, EXCEPT AS EXPRESSLY PROVIDED IN SECTION 3 OF THIS AGREEMENT AND AS PROVIDED IN THE LOAN ASSIGNMENT).

(b)               As consideration for the sale of the Seller Units and the Assigned Interest to Buyer at the Closing, Buyer shall pay to NKPacific, in cash, $197,000 for the Units and to Nordkap $3,000,000 in cash for the Assigned Interest (collectively, the “Cash Consideration”) by wire transfer as hereinafter provided. With respect to the Assigned Interest, as more particularly described in the Loan Assignment, Nordkap and Buyer will make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Trade Date set forth in the Loan Assignment.

(c)                The closing of the sale of the Seller Units and the Assigned Interest to Buyer (the “Closing”) shall take place at the offices of Buyer in Sacramento, California at 10:00 a.m. PST on such date as Buyer may designate in a written notice (the “Closing Notice”) delivered to Seller at least one (1) business day prior to the Closing, but in no event shall the Closing occur later than June 25, 2013 (the “Closing Date”).

2.             Condition Precedent to Buyer’s Obligation to Close. Buyer’s obligation to purchase the Seller Units and the Assigned Interest is subject to the Buyer giving the Closing Notice. If Buyer has not delivered the Closing Notice to Sellers by 5 p.m. EST on June 25, 2013, then this Agreement shall terminate and shall be of no further force or effect and neither party shall have any further liability or obligation pursuant hereto.

3.             Sellers’ Representations. Sellers represent and warrant to Buyer as follows:

(a)               Organization. Nordkap is a corporation duly organized, validly existing and in good standing under the laws of Switzerland. NKPacific is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.

2

(b)               Due Authorization; Enforceability. The execution, delivery and performance of this Agreement have been duly and validly authorized by Sellers. Assuming the due authorization, execution and delivery of the same by Buyer, this Agreement and all other agreements and instruments entered into pursuant hereto (collectively, the “Transaction Documents”) to which Sellers are a party constitute the legal, valid and binding obligation of Sellers, enforceable against Sellers in accordance with their respective terms (except as may be limited by bankruptcy, insolvency, reorganization and other similar laws and equitable principles relating to or limiting creditors’ rights generally).

(c)                Non-Contravention; Consents. Sellers are not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of, any government or governmental agency in order to consummate the purchase and sale of (i) the Seller Units (the “Unit Sale Transaction”) and (ii) the Assigned Interest (the “Loan Sale Transaction” and together with the Unit Sale Transaction, collectively the “Transaction”).

(d)               Loan Balance; Prior Assignment; Authority. (i) As of the date of this Agreement, the outstanding principal balances of the Revolving Loans, Tranche A-1 Term Loans and Tranche A-2 Term Loans $1,122,394.40, $801,710.30 and $2,104,984.39, respectively, (ii) Nordkap has not previously assigned or sold any of the Assigned Interest or any rights, title or interest under the Credit Agreement, (iii) Sellers have not previously assigned or sold any of the Seller Units or any rights, title or interest under the LLC Agreement, and (iv) Sellers have the full power and authority to transfer and assign the Assigned Interest and the Seller Units.

(e)                No Prior Assignment; Authority. (i) Sellers have not previously assigned or sold any of the Seller Units or any rights, title or interest under the LLC Agreement, and (ii) Sellers have full power and authority to transfer and assign the Seller Units.

(f)                Ownership. Sellers are the legal and beneficial owners of the Seller Units and the Assigned Interest free and clear of any Encumbrances. Sellers are not a party to any option, warrant, purchase right, or other contract or commitment (other than this Agreement) that could require Sellers to sell, transfer, or otherwise dispose of any Seller Units or Assigned Interest, or any voting or economic right therein, other than to the Company. Sellers are not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any Seller Units.

(g)               Brokers. Sellers have not agreed or become obligated to pay, or have taken any action that might result in any person, entity or governmental body claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with the Transaction.

3

4.             Buyer Representations. Buyer represents and warrants to Sellers as follows:

(a)               Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is in good standing and qualified to do business as a foreign corporation in any state in which it is doing business.

(b)               Due Authorization; Enforceability. The execution, delivery and performance of this Agreement have been duly and validly authorized by Buyer. Assuming the due authorization, execution and delivery of the same by Sellers, this Agreement and the other Transaction Documents to which Buyer is a party hereto constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms (except as may be limited by bankruptcy, insolvency, reorganization and other similar laws and equitable principles relating to or limiting creditors’ rights generally).

(c)                Non-Contravention; Consents. Buyer is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the Transaction.

(d)               Investment Intent. Buyer is acquiring the Seller Units for its own account for investment purposes only and not with a view to the distribution or resale thereof, in whole or in part.

(e)                Permitted Transfer. Buyer is (i) a Permitted Transferee as such term is defined in the LLC Agreement and (ii) an Affiliated Lender as defined in the Credit Agreement.

(f)                Brokers. Buyer has not agreed or become obligated to pay, or has taken any action that might result in any person, entity or governmental body claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with the Transaction.

(g)               As-Is Sale. The Buyer hereby acknowledges and agrees that the Seller Units and the Assigned Interest are being sold “as-is.” The Buyer hereby acknowledges and agrees that the Sellers make no representations, covenants or warranties other than as expressly set forth in Section 2, Section 3 and the Loan Assignment and specifically acknowledges that Sellers have made no representations, covenants or warranties with regard to any collateral for the Loans.

5.             Closing Deliverables by Sellers. At the Closing and subject to the Sellers’ receipt of the Cash Consideration, Sellers shall deliver the following to Buyer:

(a)               a duly executed and completed copy of the Loan Assignment; and

(b)               a duly executed copy of the New PE Holdco LLC Unit Assignment in the form attached hereto as Exhibit B.

4

6.             Closing Deliverables by Buyer. At the Closing, Buyer shall deliver the Cash Consideration to the Sellers by wire transfer in accordance with the following instructions:

Wire funds to: JP Morgan Chase Bank, New York

SWIFT Address: CHASUS33

For the Account of: Svenska Handelsbanken, Stockholm (SWIFT:HANDSESS)

For Further Credit To: Nordkap AG, Zurich

Account Number: 49 755 889

Reference: Pacific Ethanol

Attention: C. Waldmeier

7.             Survival of Representations and Covenants. The covenants and agreements of each Party shall survive the Closing for the periods specified in such covenants and agreements, or if no period is specified, until the first anniversary of the Closing. The representations and warranties of each Party shall survive until the first anniversary of the Closing.

8.             Additional Agreements.

(a)               Further Assurances. Each Party agrees to execute and deliver such further documents and instruments and to take such further actions after the Closing as may be necessary or desirable and reasonably requested by the other Party to give effect to the Transaction.

(b)               Expenses; Attorneys’ Fees. Each Party shall bear and pay all fees, costs and expenses that have been incurred or that are in the future incurred by, on behalf of, such Party in connection with the negotiation, preparation and review of this Agreement, the other Transaction Documents and all certificates and other instruments and documents delivered or to be delivered in connection with the Transaction, and the consummation and performance of the Transaction. If a Party shall bring any action, suit, counterclaim, appeal, arbitration, or mediation for any relief against the other Party, declaratory or otherwise, to enforce the terms hereof or to declare rights hereunder (referred to herein as an “Action”), the non-prevailing party in such Action shall pay to the prevailing party in such Action a reasonable sum for the prevailing party’s attorneys’ fees and expenses.

(c)                Sellers’ Rights under the Credit Agreement and LLC Agreement. Until the consummation of the Transaction, Nordkap reserves all of its rights to exercise and enforce its rights and remedies as a Lender under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement), in each case, without any obligation to notify, or seek the consent of, the Buyer of such exercise or enforcement and the Buyer shall have no right to direct Nordkap in the exercise or enforcement of such rights or remedies. Until the consummation of the Transaction, NKPacific reserves all of its rights and remedies under the LLC Agreement without any obligation to notify, or seek the consent of, Buyer of the exercise of any such rights or remedies and the Buyer shall have no right to direct NKPacific in the exercise of any such rights or remedies.

5

9.             Miscellaneous.

(a)               Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when personally delivered, when mailed by certified mail, return receipt requested, when sent by facsimile with confirmation of receipt received, or when delivered by overnight courier with executed receipt. Notices, demands and communications to Sellers or Buyer shall, unless another address is specified in writing in accordance herewith, be sent to the address indicated below:

Notices to Sellers:

Nordkap AG

Thurgauerstrasse 54

8050 Zurich, Switzerland-CH

Attn: Christa Waldmeier

Tel: 011-41-44-306-4922

Fax: 011-41-44-306-4911

Notices to Buyer:

Pacific Ethanol, Inc.

400 Capitol Mall

Suite 2060

Sacramento, CA 95814

Attn: General Counsel

Tel: (916) 403-2123

Fax: (916) 403-2785

(b)               Amendment. No change in or modification of this Agreement shall be valid unless the same shall be in writing and signed by Sellers and Buyer.

(c)                Waiver. No failure or delay on the part of the parties or any of them in exercising any right, power or privilege hereunder, nor any course of dealing between the parties or any of them shall operate as a waiver of any such right, power or privilege nor shall any single or partial exercise of any such right, power or privilege preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and are not exclusive of any rights or remedies which the parties or any of them would otherwise have.

(d)               Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all of the parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or electronic transmission (including a PDF file), shall be treated in all manner and respects as an original Agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto shall raise the use of a facsimile machine or electronic transmission to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine or electronic transmission as a defense to the formation of a contract and each such party forever waives any such defense.

6

(e)                GOVERNING LAW. THE LAWS OF THE STATE OF DELAWARE SHALL GOVERN THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION OF ITS TERMS, AND THE INTERPRETATION OF THE RIGHTS AND DUTIES ARISING HEREUNDER, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

(f)                Submission to Jurisdiction; Waiver of Jury Trial and Venue.

(1)               SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(2)               WAIVER OF JURY TRIAL AND VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, (i) ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR AND (ii) ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO ABOVE. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(3)               Service of Process. Each party hereto agrees that service of process may be effectuated by mailing a copy of the summons and complaint, or other pleading, by certified mail, return receipt requested, in accordance with Section 9(a).

(g)               Benefit and Binding Effect. Except as otherwise provided in this Agreement, no right under this Agreement shall be assignable and any attempted assignment in violation of this provision shall be void. Every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective executors, administrators, heirs, successors, transferees, and assigns. It is understood and agreed among the parties that this Agreement and the covenants made herein are made expressly and solely for the benefit of the parties hereto, and that no other Person, other than as expressly set forth in this, shall be entitled or be deemed to be entitled to any benefits or rights hereunder, nor be authorized or entitled to enforce any rights, claims or remedies hereunder or by reason hereof.

7

(h)               Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. The parties hereto agree to negotiate in good faith to replace any illegal, invalid or unenforceable provision of this Agreement with a legal, valid and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement. If any time period set forth herein is held by a court of competent jurisdiction to be unenforceable, a different time period that is determined by the court to be more reasonable shall replace the unenforceable time period.

(i)                 Headings; Construction. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party. Every schedule and other addendum attached to this Agreement and referred to herein is incorporated in this Agreement by reference unless this Agreement expressly otherwise provides. All terms and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

(j)                 Entire Agreement. This Agreement contains the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and all contemporaneous oral agreements.

[Signatures contained on following page.]

8

IN WITNESS WHEREOF, the parties hereto have executed this Agreement for Purchase and Sale of Loans and Units as of the day and year first above written.

Buyer:

Pacific Ethanol, Inc.

By: /s/ Bryon T. McGregor

Name: Bryon T McGregor

Title: CFO

Sellers

Nordkap AG

By: /s/ Klaus Merz

Name: Klaus Merz

Title: CEO

By: /s/ Christa Waldmeier

Name: Christa Waldmeier

Title: CFO

NKPacific, LLC

By: /s/ Klaus Merz

Name: Klaus Merz

Title: CEO

9

Exhibit A

Definitions

“Action” is defined in Section 8(b).

“Agreement” is defined in the preamble hereof.

“Assigned Interest” is defined in the recitals hereto.

“Borrowers” is defined in the recitals hereto.

“Buyer” is defined in the preamble hereof.

“Cash Consideration” is defined in Section 1(b).

“Closing” is defined in Section 1(c).

“Closing Date” is defined in Section 1(c).

“Closing Notice” is defined in Section 1(c).

“Company” is defined in the recitals hereto.

“Credit Agreement” is defined in the recitals hereto.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of an asset, any restriction on the receipt of any income derived from an asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of an asset).

“LLC Agreement” is defined in the recitals hereto.

“Loan(s)” is defined in the recitals hereto.

“Loan Assignment” means an assignment of the Loans in the form attached as Exhibit 11.03 to the Credit Agreement.

“Loan Sale Transaction” is defined in Section 3(c).

“Loss” shall include any loss, damage, injury, decline in value, liability, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including any legal fee, expert fee, accounting fee or advisory fee), charge, cost (including court costs and any cost of investigation) or expense of any nature.

1

“Member” has the meaning ascribed to such term in the LLC Agreement.

“NKPacific” is defined in the preamble hereof.

“Nordkap” is defined in the preamble hereof.

“Pacific Holding” is defined in the recitals hereto.

“Party” or “Parties” means any of Seller and Buyer.

“Person” means any individual, person, limited liability company, partnership, trust, unincorporated organization, corporation, association, joint stock company, business, group, government, government agency or authority or other entity.

“Plan” is defined in the recitals hereto.

“Sellers” is defined in the recitals hereto.

“Seller Units” is defined in the preamble hereof.

“Transaction” is defined in 3(c).

“Transaction Documents” is defined in Section 3(b).

“Unit” is defined in the recitals hereto.

“Unit Sale Transaction” is defined in Section 3(c).

2

Exhibit B

NEW PE HOLDCO LLC UNIT ASSIGNMENT

[See Attached]